Exhibit 15.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

G Medical Innovations Holdings Ltd.

Rehovot 7670105, Israel

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-266090) and Form S-8 (No. 333-266063) of G Medical Innovations Holdings Ltd. of our report dated May 15, 2023, relating to the consolidated financial statements, which appears in this Annual Report on Form 20-F.

/s/ Ziv Haft
Certified Public Accountants (Isr.)
BDO Member Firm

Tel Aviv, Israel

May 16, 2023